PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE PRICES NOTE OFFERING
TIMONIUM, MARYLAND - October 29, 2004- Omega Healthcare Investors, Inc. (NYSE:OHI) today announced that it has priced the previously announced privately placed offering of an additional $60 million aggregate principal amount of 7% senior notes due 2014 at an issue price of 102.25% of the principal amount of the notes (equal to a per annum yield to maturity of approximately 6.67%), resulting in gross proceeds to the company of $61.35 million. The terms of the notes offered will be substantially identical to Omega’s existing $200 million aggregate principal amount of 7% senior notes due 2014. The notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933 and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The company intends to use the net proceeds of the offering for general corporate purposes, including acquisitions. As of October 28, 2004, the Company had an aggregate of $39 million outstanding under its senior credit facility.

The notes issued in this offering have not been registered under the Securities Act of 1933, as amended, or any applicable state laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This notice does not constitute an offer of any securities for sale. Omega has agreed to file a registration statement with the Securities and Exchange Commission, pursuant to which it would exchange the privately placed notes for notes which are registered. After the exchange, these notes will be identical to, and will trade as a single series with, the existing 7% senior notes due 2014.

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Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At September 30, 2004, the Company owned or held mortgages on 205 skilled nursing and assisted living facilities with approximately 21,900 beds located in 29 states and operated by 39 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700 or
visit the Company’s website at www.omegahealthcare.com
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This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. Omega undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of Omega's current operating plans and estimates. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in Omega’s filings with the Securities and Exchange Commission.